                                                                     EXHIBIT 1.1

                               ___________ Shares
            (subject to increase of up to additional ________ shares
                      in the event of an oversubscription)

                           PACIFIC UNITED GROUP, INC.
                            (A DELAWARE CORPORATION)

                                  Common Stock
                          ($____ par value per share)

                             UNDERWRITING AGREEMENT


                              _____________, 1996



Friedman, Billings, Ramsey & Co., Inc.
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia  22209

Dear Sirs:

         Pacific United Group, Inc., a Delaware corporation (the "Company"), confirms its agreement with you and the other underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided), for whom you are acting as representative (the "Representative"), whereby the Company proposes to issue and sell to you and the Underwriters an aggregate of _________ shares (the "Firm Common Shares") of its authorized but unissued common stock, $____ par value per share (the "Common Stock"). In addition, the Company agrees to grant to you and the Underwriters an option to purchase up to an aggregate of ________ additional shares of Common Stock (the "Optional Common Shares") as provided in Section 1 hereof. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares."

         You have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Common Shares on the effective date of the Registration Statement (as hereinafter defined) or as soon thereafter as in your judgment is advisable (the "Offering").

         The Company hereby confirms its agreement with you and the Underwriters as follows:

         SECTION 1. Purchase, Sale and Delivery of Common Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to you and the Underwriters, as the case may be, an aggregate of ________ of the Firm Common Shares and (ii) you and the Underwriters agree, severally and not jointly, to purchase from the Company such Firm Common Shares. The purchase price per share to be paid by the Underwriters to the Company shall be $____ per share.

         The closing of the transactions contemplated by this Agreement shall be held at _____ a.m. at the offices of Jeffer, Mangels, Butler & Marmaro LLP, Los Angeles, California (or such other place as may be agreed upon by the Company and the Representative) on the third (or, if the purchase set forth in the above paragraph is determined after 4:30 p.m., Washington, D.C. time, the fourth) business day following the first date that any of the Common Shares are released by you for sale to the public (the "First Closing Date"); provided, however, that if the Prospectus (as hereinafter defined) is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third (or, if the purchase set forth in the above paragraph is determined after 4:30 p.m., Washington, D.C. time, the fourth) business day following the first date that any of the Common Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

         Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Company to you, for your account or for the respective accounts of the Underwriters, as the case may be, against payment by you for your account or for the accounts of the several Underwriters, as the case may be, of the purchase price therefor by wire transfer or certified or official bank check payable in next day funds to the order of the Company. The certificates for the Firm Common Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at any office of U.S. Stock Transfer Corporation designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to your obligation or the obligations of the Underwriters, as the case may be.

         In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, any amount up to an aggregate of ________ Optional Common Shares at the purchase price per share to be paid for the Firm Common Shares, for use solely in covering any over-allotments made for the account of any of the Underwriters in the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to the Company setting forth the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the

"Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The number of Optional Common Shares to be purchased by each Underwriter shall be determined by multiplying the number of Optional Common Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is ________ (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). Certificates for the Optional Common Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at any office of U.S. Stock Transfer Corporation designated by you. The manner of payment for and delivery of the Optional Common Shares shall be the same as for the Firm Common Shares purchased from the Company as specified in the two preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company.

         You have advised the Company that each Underwriter has authorized you to accept delivery of its Common Shares and to make payment and receipt therefor. You, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         Subject to the terms and conditions hereof, the Underwriters agree to make a public offering of the Common Shares as soon after the effective date of the Registration Statement (as hereafter defined) as in your judgment is advisable and at the public offering price set forth on the cover page of, and on the terms set forth in, the Prospectus.

         SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters as of the date hereof as follows:

         (a) A registration statement on Form S-1 (File No. 33-_____) with respect to the Common Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder (the "Rules and Regulations"), and has been filed with the Commission. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There has been delivered to you one signed copy of such registration statement and amendments, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related Preliminary Prospectus (as defined below) have been delivered to you in such reasonable quantities as you have requested. The Company will also file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information (as defined below) and, except to the extent that you shall agree to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company shall have previously advised you in writing would be included or made therein.

         The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date, shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective. The term "Rule 430A Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective, pursuant to Rule 430A of the Rules and Regulations.

         (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and the most recent Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of you or any Underwriter specifically for use in the preparation thereof.

         (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of California and in all other jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business of the Company, Pacific Thrift (as defined below) and the other Subsidiaries (as defined below), taken as a whole.

         (d) The only subsidiaries of the Company are Pacific Thrift and Loan Company, a California corporation ("Pacific Thrift"); Consolidated Reconveyance Company, a California limited partnership; Consolidated Reconveyance Corporation, a Washington corporation; Lenders Posting and Publishing Company, a California limited partnership; and Pacific Unified Mortgage, Inc., a Delaware corporation (individually, a "Subsidiary" and collectively, the "Subsidiaries").

         (e) Pacific Thrift has been duly incorporated and is validly existing as an industrial loan company in good standing under the laws of the State of California, and each of the other Subsidiaries has been duly incorporated or organized as a limited partnership, as applicable, and is validly existing as a corporation or limited partnership, as applicable, in good standing under the laws of the jurisdiction of its respective incorporation or organization. All of the issued and outstanding capital stock or limited partnership interests, as applicable, of each of the Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable, and is owned by the Company in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for the security interest therein held by NatWest Bank, N.A.

         (f) Each of the Subsidiaries has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; each of the Subsidiaries is in possession of and is operating in compliance in all material respects with all authorizations, licenses, permits, consents, certificates, orders and other governmental authorizations material to or required for the conduct of its business, all of which are valid and in full force and effect, and has received no notice of any proceeding or action relating to the revocation or modification of any such authorization, license, permit, consent, certificate, order or other governmental authorization; each of the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business of the Company and the Subsidiaries, taken as a whole; and neither the Company nor any of the Subsidiaries has received notice of any proceeding in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

         (g) The deposits of Pacific Thrift are insured by the Federal Deposit Insurance Corporation ("FDIC") up to legally applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Company, threatened, and no approvals by or filings with the California Department of Corporations ("DOC"), FDIC or Board of Governors of the Federal Reserve System ("Federal Reserve Board"), except such as have already been obtained and are in effect, are necessary to consummate the Offering.

         (h) The Company has, and upon consummation of the Offering will have, an authorized capitalization as set forth under the heading "Description of Capital Stock" in the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as described in the Prospectus, no Common Stock is issued and outstanding and no stockholder of the Company or other person has any right, option or warrant to acquire any Common Stock. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company and the related notes thereto included in the Prospectus, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights to be granted and exercised thereunder set forth in the Prospectus, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

         (i) The Common Shares to be sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to sale of the Common Shares by the Company pursuant to this Agreement. The certificates used to evidence shares of Common Stock are in due and proper form.

         (j) No approval, consent or authority of the stockholders of the Company or the Board of Directors of the Company or any governmental agency or any other third party will be required for the issuance and sale of the Common Shares to be sold by the Company as contemplated herein or the entering into of this Agreement, except such as have already been obtained.

         (k) The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly and validly authorized by the Company and upon due execution and delivery by the Company and the other parties thereto will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provisions of the Certificate of Incorporation or Bylaws, or other organizational document of the Company or any of the Subsidiaries, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of the Subsidiaries is a party or by which the Company, any of the Subsidiaries or any of their respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company, any of the Subsidiaries or any of their respective properties, except where any violation, conflict, breach or default, whether individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), business, properties, result of operations, management or prospects of the Company or the Subsidiaries, taken as a whole (hereinafter, a "Material Adverse Effect"). No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for compliance with the Act, the Blue Sky laws applicable to the public offering of the Common Shares by the Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

         (l) The accountants, BDO Seidman LLP and Ernst & Young LLP, each of whom certified portions of the financial statements and supporting schedules included in the Registration Statement, are both independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants; and such accountants are, with respect to the Company and each of the Subsidiaries, independent certified public accountants as required by the Act and the Rules and Regulations.

         (m) The financial statements and schedules of the Company, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company as of the respective dates of such financial statements and schedules, and the consolidated results of operations and changes in financial position of the Company for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent accountants named in subsection 2(l). No other financial statements or schedules are required to be included in the Registration Statement. The other financial, statistical and pro forma information and related notes included in the Registration Statement and the Prospectus (i) present fairly the information shown therein on a basis consistent (except as otherwise noted therein) with the audited financial statements of the Company included therein and (ii) are in compliance in all material respects with the requirements of the Act.

         (n) Neither the Company nor any of the Subsidiaries are (i) in violation or default of any provision of their respective Certificate of Incorporation or Articles of Incorporation, as the case may be, or Bylaws or other organizational documents or (ii) except as disclosed in the Prospectus and except as to defaults which individually or in the aggregate would not have a Material Adverse

Effect, in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound and, except as to defaults which individually or in the aggregate would not have a Material Adverse Effect, there does not exist any state of facts which constitutes an event of default on the part of the Company as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

         (o) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The contracts so described in the Prospectus are in full force and effect on the date hereof; the descriptions thereof or references thereto are correct in all material respects; and except as to defaults that individually or in the aggregate would not be material to the Company, neither the Company, any of the Subsidiaries, nor, to the knowledge of the Company, any other party is in material breach of or default under any of such contracts.

         (p) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of the Subsidiaries is or may be a party or of which property owned or leased by the Company or any of the Subsidiaries is or may be the subject, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or are likely to result in a Material Adverse Effect, and no labor disturbance by any employee of the Company or any of the Subsidiaries exists or is imminent which might be expected to affect adversely the Company's condition, properties, business, results of operations or prospects. Except as disclosed in the Prospectus, no enforcement proceeding, whether formal or informal, has been commenced against the Company or any of the Subsidiaries by the FDIC, the DOC or, to the Company's knowledge, any other governmental authority, nor have any such proceedings been instituted, threatened or recommended. Except as disclosed in the Prospectus, neither the Company, any of the Subsidiaries, nor any of their respective officers or directors is a party or subject to the provisions of any regulatory action, injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body affecting the business of the Company or any of the Subsidiaries.

         (q) Except as disclosed in the Prospectus, the Company and each of the Subsidiaries have good and marketable title to all of their respective properties and assets, free and clear of all liens, charges, encumbrances or restrictions, except such as would not materially adversely affect the value of such properties and assets and would not interfere with the use made or proposed to be made of such properties and assets by the Company or a Subsidiary; all of the leases and subleases material to the business of the Company or any of the Subsidiaries or under which the Company or any of the Subsidiaries holds properties described in the Prospectus are in full force and effect; and the Company and the Subsidiaries have no notice of any material claim of any sort which has been asserted by anyone adverse to the rights of the Company or a Subsidiary as owner or as lessee or sublessee under any of the leases or subleases mentioned above, or materially affecting or questioning the rights of the Company or a Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease. Except as disclosed in the Prospectus and other than such leases and properties as are immaterial in the aggregate, the Company and the Subsidiaries own or lease all properties as are necessary to their respective operations as now conducted or as proposed to be conducted.

         (r) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) neither the Company nor any of the Subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction whether or not arising in the ordinary course of business or which could result in a material reduction in the future earnings of the Company; (ii) there has not been any material increase in the consolidated long-term debt of the Company or in the aggregate dollar or principal amount of the assets held by the Company, Unified or Pacific Thrift which are classified as substandard, doubtful or loss or loans which are 90 days or more past due or real estate acquired by foreclosure; (iii) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company or any of the Subsidiaries, other than changes resulting from changes in the economy generally; (iv) there has not been any material adverse change in the aggregate dollar amount of the deposits or consolidated net worth or spread of the Company or Pacific Thrift; (v) there has been no material adverse change in the relationship between the Company or any of its Subsidiaries and their respective insurance carriers, including, without limitation, cancellation or other termination of a fidelity bond or any other type of insurance coverage;
(vi) there has been no material change in the management of the Company or any of the Subsidiaries compared to the information disclosed in the Prospectus;
(vii) neither the Company nor any of the Subsidiaries have sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; and (ix) there has not been any change in the capital stock of the Company (other than upon the sale of the Common Shares hereunder and pursuant to the Restructuring and the Rights Offering, as described in the Prospectus).

         (s) Except as disclosed in or specifically contemplated by the Prospectus, the Company and the Subsidiaries have sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct their respective businesses as now conducted; the expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals or governmental authorizations would not have a Material Adverse Effect; and the Company has no knowledge of any material infringement by it of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others, and, to the Company's knowledge, there is no claim being made against the Company or any of the Subsidiaries regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which could have a Material Adverse Effect.

         (t) Neither the Company nor any of the Subsidiaries have been advised or have any reason to believe that the Company or any of the Subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations; except as disclosed in the Prospectus or where failure to be so in compliance would not have a Material Adverse Effect or where it is already in the process of complying.

         (u) Except as disclosed in the Prospectus, neither the Company nor any of the Subsidiaries is in violation of any directive from the FDIC, the DOC or any other governmental authority, including the Cease and Desist Order issued by the FDIC dated May 18, 1995 (the "Cease and Desist Order"), and the Company and the Subsidiaries are in compliance with all federal and state laws and regulations that regulate or relate to its business, including, without limitation, the Financial Institutions Recovery, Reform and Enforcement Act of 1989 ("FIRREA"), the Federal Deposit Insurance Act (the "FDIA"), the National Housing Act (the "NHA"), the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), the California Industrial Loan Law and all other applicable laws and regulations where the failure to comply would have a Material Adverse Effect.

         (v) The Company and the Subsidiaries have filed or caused to be filed all material federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been asserted or threatened in writing against the Company or any of the Subsidiaries which would have a Material Adverse Effect on the Company or any of the Subsidiaries.

         (w) Neither the Company nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (x) The Company has not distributed any offering material in connection with the offering and sale of the Common Shares other than the Preliminary Prospectus, the Prospectus, the Registration Statement and the other materials permitted by the Act.

         (y) The Company and the Subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for their businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company or the Subsidiaries against theft, forgery, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

         (z) Neither the Company nor any of the Subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasipublic duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, the effect of which would have a Material Adverse Effect.

         (aa) All material transactions between the Company or the Subsidiaries and their respective officers and directors and their affiliates have been accurately disclosed in the Prospectus; and the terms of such transactions are fair to the Company or the Subsidiaries, as the case may be.

         (bb)    Except as disclosed in the Prospectus, the Company has not:
(i) placed any securities within the last 18 months; (ii) had any material dealings with any member of the NASD or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of U.S. Government and agency securities and other assets; (iii) entered into a financial or management consulting agreement except as contemplated hereunder and except for the engagement letter with the Representative, dated July 12, 1995; or (iv) engaged any intermediary between the Representative and the Company in connection with the Offering, and no person is being compensated in any manner for such service.

         (cc) The Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Stock.

         (dd) The Company has not relied upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the Offering (except with respect to the qualification of the Shares for offering and sale under the securities laws of certain states).

         (ee) To their respective knowledge, none of the Company or any of the Subsidiaries is in violation of any Federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation, as now conducted or proposed to be conducted (as described in the Prospectus), of the business of the Company or any of the Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, and none of the Company or any of the Subsidiaries has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of the Subsidiaries is in violation of any such Environmental Laws, and there are no circumstances known to the Company that are reasonably likely to lead to such violation in the future. In addition, except as set forth in the Prospectus, there is no claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorney's fees or penalties arising out of, based on or resulting from (a) the presence or release into the environment of any Material of Environmental Concern at any location owned, controlled, leased, subject to an option to lease or purchased or operated by the Company or any of the Subsidiaries, now or in the past, or
(b) circumstances forming the basis of any violation or alleged violation of any Environmental Law (collectively, "Environmental Claims"), pending or threatened against the Company or any of the Subsidiaries or, to the best knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of the Subsidiaries has retained or assumed either contractually or by operation of law, except as set forth in the Prospectus or as would not result in a Material Adverse Effect. There are no actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could result in a violation of any Environmental Law or form the basis of any potential Environmental Claim against the Company or any of the Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of the Subsidiaries has retained or assumed either contractually or by operation of law.

         (ff) None of the Company or any of the Subsidiaries has violated any Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws, or any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), or the rules and regulations promulgated thereunder. There is (i) no significant unfair labor practice complaint pending against the Company or any of the Subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of the Subsidiaries and, to the best knowledge of the Company, threatened against any of them, (ii) no labor dispute in which the Company or any of the Subsidiaries is involved nor, to the best knowledge of the Company, is any labor dispute imminent, other than routine disciplinary and grievance matters; the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal customers or vendors and (iii) no union representation question existing with respect to the employees of the Company or any of the Subsidiaries and, to the best knowledge of the Company, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, singly or in the aggregate) such as would not have a Material Adverse Effect.

         Any certificate signed by any officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to you as to the matters covered thereby. Any certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinions referred to in Section 6(c) will also be furnished to the Underwriters and its counsel and shall be deemed to be additional representations and warranties by the Company to the Underwriters as to the matters covered thereby and the Underwriters and its counsel are entitled to rely thereon.

         SECTION 3. Representations and Warranties of the Underwriters. You, for yourselves or on behalf of the Underwriters, as the case may be, represent and warrant to the Company as of the date hereof that the information set forth in the Prospectus (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of the Offering, (ii) on the inside cover page with respect to stabilization and (iii) under the caption "Underwriting of Public Offering" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is complete and correct in all material respects. The Representative represents and warrants that it has been authorized by each of the other Underwriters as the Representative to enter into this Agreement on behalf of the Underwriters and to act for the Underwriters in the manner herein provided.

         SECTION 4. Covenants of the Company. The Company covenants and agrees that:

         (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereto, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting or such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which you have not first been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act or the Rules and Regulations.

         (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your reasonable judgment may be necessary or advisable to enable the Underwriter to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

         (c) The Company will, if requested by the Representative, prepare a Term Sheet that complies with the requirements of Rule 434 under the Rules and Regulations, and the Company will provide the Underwriters with copies of such Term Sheet and the form of Prospectus used in reliance on Rule 434, in such number as the Representative may reasonably request. The Company will timely file the Term Sheet, if any, with the Commission pursuant to and in accordance with subparagraph (7) of Rule 424(b). The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b) and shall provide evidence satisfactory to the Representative of such timely filing.

         (d)     If, at any time during the nine-month period referred to in
Section 10(a)(3) of the Act during which a prospectus relating to the Common Shares is required to be delivered under the Act, any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case the Underwriters are required to deliver a Prospectus after such nine-month period, the Company upon request, but at the expense of the Underwriters, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

         (e) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

         (f) During such period as a Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the Act, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such reasonable quantities as you may request, for the purposes contemplated by the Act.

         (g) The Company shall cooperate with you and your counsel to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

         (h) The Company shall promptly prepare and file with the Commission, from time to time, such reports as may be required to be filed by the Act and the Exchange Act including, without limitation, reports with respect to the sale of the Common Shares and the application of the proceeds thereof as may be required in accordance with Rule 463 under the Act.

         (i) During the period of five years after the date of this Agreement, the Company will furnish to you: (i) at the same time as such are furnished to its stockholders, copies of the Annual Report of the Company containing the consolidated balance sheet of the Company and Subsidiaries as of the close of such fiscal year and consolidated statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock;
(iv) as soon as practicable after the filing thereof, of each non-confidential report or other statement or document filed by the Company with the Commission, or with any national securities exchange or quotation system on which any securities of the Company may be listed or quoted; and (v) from time to time, such other non-confidential information concerning the Company as the Underwriter may reasonably request.

         (j) During the period of 180 days after the first date that any of the Common Shares are released by you for sale to the public, the Company will not, without your prior written consent (which consent may be withheld at your sole discretion), issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Common Stock or other equity security, other than options or other awards granted under the Company's 1995 Stock Option Plan.

         (k) The Company will apply the net proceeds of the sale of the Common Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

         (l) To the extent required by law, or applicable rules and regulations, the Company will promptly take all steps necessary to register its Common Stock under Section 12(g) of the Exchange Act.

         (m) The Company will use its best efforts to list, subject to notice of issuance, the Common Shares as a National Market System security on the Nasdaq Stock Market.

         (n) The Company will use its best efforts to ensure that Pacific Thrift will maintain a system of internal accounting controls as required under applicable law and the rules and regulations of the FDIC.

         (o) The Company will not, directly or indirectly, distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Preliminary Prospectus, the Prospectus, the Registration Statement and the other materials permitted by the Act.

         (p) The Company will not take, directly or indirectly, any action designed to cause or result in, or which will or might be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

         (q) The Company will not rely upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the Offering, except with respect to the qualification of the Common Shares for offering and sale under the securities laws of certain states.

         You may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 5.  Payment of Expenses; Financial Advisory Fee.

         (a) Whether or not the transactions contemplated hereunder are consummated or this Agreement remains effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, (vi) all filing fees, attorney's fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws up to a maximum of $10,000, (vii) the filing fee of the National Association of Securities Dealers, Inc., (viii) all the costs and expenses incurred by the Company in making road show presentations with respect to the Offering, (ix) all costs of preparing, printing and distributing bound volumes of the transaction documents for the Underwriter and its counsel, and (x) all other fees, costs and expenses referred to in Item 13 of the Registration Statement. Except as provided in this Section 5, and Section 8 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their own counsel (excluding those relating to qualification, registration or exemption under the Blue Sky laws and the Blue Sky memorandum referred to above).

         (b) Whether or not the transactions contemplated hereunder are consummated or this Agreement remains effective or is terminated, in addition to payment of the expenses set forth in Section 5(a), the Company agrees to reimburse the Representative for the Underwriters' actual accountable out-of-pocket expenses incurred in connection with the proposed sale of the Common Stock (including, without limitation, attorneys' fees, printing expenses and travel expenses) up to a maximum amount of $85,000. The Representative shall submit a detailed statement of the Underwriters' actual expenses to the Company at the First Closing Date or from time-to-time before or within 30 days after the First Closing Date, and the Company shall reimburse the Representative therefor in full within 14 days of receipt of such statement or statements. For purposes of this Section 5, the Underwriters shall be deemed to have incurred expenses when they are billed, regardless of whether such expenses have been paid.

         (c) At the closing time on the First Closing Date and, if applicable, the Second Closing Date, the Company shall pay to the Representative a fee (the "Financial Advisory Fee") in consideration of the financial advisory services provided to the Company and its affiliates by the Representative in connection with the transactions contemplated in the Prospectus and this Agreement. The Financial Advisory Fee shall be equal to 1.0% of the gross proceeds from the sale of the Common Shares hereunder. Payment of the Financial Advisory Fee with respect to the Firm Common Shares shall be made on the First Closing Date and payment of the Financial Advisory Fee with respect to the Optional Common Shares shall be made on the Second Closing Date, if applicable. Payment of the Financial Advisory Fee shall be made by immediately available funds in the form of one or more federal funds checks or a wire transfer to an account designated by the Representative.

         SECTION 6. Conditions to the Obligations of You and the Underwriters. The obligations of you and the Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy in all material respects of the statements of Company officers made pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to the following additional conditions:

         (a) The Registration Statement shall have become effective not later than 5:00 p.m., Washington, D.C. Time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such closing date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your reasonable satisfaction.

         (b) You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock of the Company, except as contemplated in the Prospectus for the Restructuring and the Rights Offering, or any material change in the consolidated indebtedness (other than as disclosed in the Prospectus) of the Company, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company, which is not in the ordinary course of business and which could result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company, (iv) no legal or governmental action, suit or proceeding affecting the Company which is material to the Company or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened, (v) no enforcement proceeding, whether formal or informal, shall have been commenced against the Company or any of the Subsidiaries by the FDIC, the DOC or any other governmental agency, nor shall any such proceeding have been instituted, threatened or recommended, except for the Cease and Desist Order as disclosed in the Prospectus, and (vi) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company which makes it impractical or inadvisable in the judgment of the Underwriter to proceed with the public offering or purchase the Common Shares as contemplated hereby.

         (c) There shall have been furnished to you, as Representative of the Underwriters, in form and substance satisfactory to you except as otherwise expressly provided below:

                 (i) The favorable opinion of Jeffer, Mangels, Butler & Marmaro LLP, counsel for the Company, addressed to the Underwriters and dated as of the First Closing Date or the Second Closing Date, as the case may be, and in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                          (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                          (2) The Company and each of the Subsidiaries have full corporate power and authority to own their respective properties and to conduct their businesses as described in the Registration Statement and Prospectus, and the Company has full corporate power and authority to enter into and perform its obligations under this Agreement.

                          (3) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of California and in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business of the Company and the Subsidiaries, taken as a whole.

                          (4) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization."

                          (5) The Common Shares have been duly and validly authorized for issuance and sale and, when issued and delivered by the Company against payment, will be duly and validly issued, fully paid and nonassessable.

                          (6) The issuance of the Common Shares is not subject to preemptive or other similar rights arising by operation of law or, to the best of such counsel's knowledge, otherwise.

                          (7) (A) Pacific Thrift has been duly chartered, and at all times since the date hereof and at the First Closing Date or Second Closing Date, as the case may be, validly existing and in good standing under the laws of the State of California as a thrift and loan company with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and (B) each of the other Subsidiaries has been duly incorporated (or organized with respect to the Subsidiaries that are limited partnerships) and at all times since the date hereof and at the First Closing Date or Second Closing Date, as the case may be, validly existing as a corporation or limited partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with full corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

                          (8) Each of the Subsidiaries is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a material adverse effect upon its financial condition, results of operations or business.

                          (9) The deposit accounts of Pacific Thrift are insured by the FDIC up to the applicable limits.

                          (10)    The activities of Pacific Thrift are
                 permissable activities of California thrift and loan companies under California law and the rules, regulations, resolutions and practices of the DOC.

                          (11) All of the issued and outstanding capital stock or limited partnership interests, as applicable, of each of the Subsidiaries is duly authorized, validly issued and fully paid and nonassessable, and upon completion of the Restructuring, all such capital stock will be owned of record, and to the best of such counsel's knowledge, beneficially, by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, or legal or equitable claim, except for the security interest of NatWest Bank, N.A.

                          (12) The execution and delivery of this Agreement, the issuance of the Common Shares by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Company; the consummation of the transactions described in the Prospectus as constituting the "Restructuring" have been duly and validly authorized by all necessary actions of the general and limited partners of Presidential Mortgage Company, a California limited partnership; this Agreement constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies); and, to the best of such counsel's knowledge, the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance that, individually or in the aggregate, would have a material adverse effect upon the financial condition, results of operations or business of the Company pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such execution or delivery result in any violation of the provisions of the Certificate of Incorporation, Articles of Incorporation, Bylaws or Agreement of Limited Partnership, as the case may be, of the Company or any of the Subsidiaries.

                          (13) The Registration Statement is effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission.

                          (14) No further approval, authorization, consent or other order of any federal or state board or body is required in connection with the execution and delivery of this Agreement or the issuance of the Common Shares, except as may be required under the securities or Blue Sky laws of various jurisdictions, as to which no opinion need be rendered.

                          (15) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements and statistical and financial data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

                          (16) The Common Stock conforms to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

                          (17) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against or affecting the Company or any of the Subsidiaries which are required, individually or in the aggregate, to be disclosed in the Registration Statement or Prospectus, other than those disclosed therein.

                          (18) The information contained in the Prospectus under "Risk Factors," "Supervision and Regulation," "Description of Capital Stock," "1995 Stock Option Plan," "Retirement Plan," "Stock Purchase Plan," "Supplemental Executive Retirement Plan," "Limitation of Liability and Indemnification of Directors" and "Director and Officer Indemnification," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                          (19) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits thereto, other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                          (20) To the best of such counsel's knowledge, the Company and each of the Subsidiaries hold all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, except for such licenses, approvals or authorizations the failure of which to hold would not result in a material adverse change in the financial condition, results of operations or the business of the Company and the Subsidiaries, taken as a whole; all such licenses, permits and other governmental authorizations are in full force and effect, and the Company and the Subsidiaries operate their respective businesses in all material respects in compliance therewith.

                 (ii) Such opinion of Manatt, Phelps & Phillips LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and such counsel shall have received such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinion, such counsel may also rely as to certain matters on the opinion of Jeffer, Mangels, Butler & Marmaro LLP and on representations or certificates of officers of the Company and governmental officials.

                 (iii) A certificate of the Company executed by the Chairman of the Board or President and the Chief Financial or Accounting Officer, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                          (1) The representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct in all material respects and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date.

                          (2) The Commission has not issued any order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

                          (3) Neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          (4)     Since the initial date on which the
                 Registration Statement was filed with the Commission, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus, which has not been disclosed in such a supplement or amendment.

                          (5) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company has not sustained a material loss or damage by strike, fire, flood, windstorm, earthquake, accident or other calamity (whether or not insured).

                 (iv) At the time of the execution of this Agreement, a letter dated as of the date hereof from BDO Seidman LLP, independent accountants, in form and substance satisfactory to you, to the effect that (1) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations; (2) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations; (3) based upon limited procedures as agreed upon by you and BDO Seidman LLP and set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of Presidential Mortgage Company ("Presidential") and the Subsidiaries included in the Registration Statement, if any, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long-term or short-term debt, or any decrease in consolidated total assets, allowance for loan losses, total deposits or net worth of the Company and the Subsidiaries, in each case as compared with the amounts shown in the financial statements included in the Registration Statement or,
         (C) during the period from December 31, 1995 to a date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in net interest income, net interest income after provision for loan losses, or net income of Pacific Thrift, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (4) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (3) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and the Subsidiaries identified in such letter.

                 (v) On the First Closing Date and the Second Closing Date (in the event of a second closing), a letter addressed to you, from BDO Seidman LLP, independent accountants, the first one to be dated the First Closing Date and the second one (in the event of a second closing) to be dated the Second Closing Date, to the effect that they reaffirm their statements made in the letter furnished to you pursuant to Section 6(c)(iv) of this Agreement.

                 (vi) On or before the First Closing Date, letters from each director and executive officer of the Company, in form and substance satisfactory to you, confirming that for a period of ninety
         (90) days after the first date that any of the Common Shares are released by you for sale to the public, such person will not directly or indirectly sell, offer to sell, contract to sell or otherwise dispose of any shares of Common Stock or any right to acquire such shares without the prior written consent of the Representative, which consent may be withheld at the sole discretion of the Representative.

         (d) As of the First Closing Date and the Second Closing Date, as the case may be, the Common Stock shall have been approved for quotation on the Nasdaq National Market upon notice of issuance.

         (e) As of the First Closing Date and the Second Closing Date, as the case may be, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the judgment of the Representative, are so material and adverse as to make it impracticable to market the Common Shares or to enforce contracts, including subscriptions or orders, for the sale of the Common Shares, and (ii) trading generally on either the American Stock

Exchange or the New York Stock Exchange shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or New York State authorities.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Manatt, Phelps & Phillips LLP, counsel for the Representative. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you reasonably request.

         If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon written notification by you as Representative to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Section 5 hereof and except to the extent provided in Section 8 hereof.

         SECTION 7. Effectiveness of Registration Statement. Each party to this Agreement will use its best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

         SECTION 8.  Indemnification.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter, as the case may be, within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which an Underwriter or such controlling person may become subject, under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or based upon written information supplied by the Company filed in any state or jurisdiction to register or qualify any or all of the Common Shares or to claim an exemption therefrom, or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agents under the securities laws thereof (collectively, the "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law; and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof; provided, further, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Common Shares that are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented). In addition to its other obligations under this Section 8(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform its obligations hereunder, all as described in this Section 8(a), it will reimburse each Underwriter (and, to the extent applicable, each controlling person) on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each Underwriter (and, to the extent applicable each controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, such Underwriter (and, to the extent applicable each controlling person) shall promptly return it to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) You or each Underwriter, as the case may be, will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company or any such director, officer, or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof; and will reimburse the Company or any such director, officer, or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to the other obligations under this Section 8(b), you or each Underwriter, as the case may be, severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 8(b) which relates to information furnished to the Company pursuant to Section 3 hereof, it will reimburse the Company (and, to the extent applicable, each officer, director, controlling person) on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of your or the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director or controlling person) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which you or such Underwriter, as the case may be, may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for indemnity, contribution or otherwise except to the extent the indemnifying party is prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action; provided, however, if an indemnified party in any such action shall have concluded that there may be legal defenses or rights available to it which are different from, in actual or potential conflict with, or additional to those available to other indemnified parties, such party shall have the right to select an additional law firm to act as its separate counsel).

         (d) If the indemnification provided for in this Section 8 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under subsections
(a), (b) or (c) of this Section 8 in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and you or the Underwriters, as the case may be, from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company and you or the Underwriters, as the case may be, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same respective proportions as the total proceeds (net of underwriting commissions, but before deducting expenses) from the offering of the Common Stock received by the Company and the total underwriting commissions received by the Underwriters bear to the aggregate public offering price of the Common Stock. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subsection (c) of this Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subsection (c) of this
Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subsection (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subsection (c) for purposes of indemnification. The Company and you or the Underwriters, as the case may be, agree that it would not be just and equitable if contribution pursuant to this
Section 8 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting discounts and commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation.

         (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 8(a) and 8(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 8(a) and 8(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 8(a) and 8(b) hereof.

         SECTION 9. Default of Underwriters. It shall be a condition to this Agreement and the obligation of the Company to sell and deliver the Common Shares hereunder, and a condition of your obligations or the obligation of each Underwriter, as the case may be, to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of you or the Underwriters, as the case may be, shall purchase and pay for all the Common Shares agreed to be purchased by you or such Underwriter hereunder upon tender to you individually or as the Representative of the Underwriters, of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in your or their obligations to purchase Common Shares hereunder on either the First Closing Date or Second Closing Date and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting Underwriters agreed but failed to purchase on such Closing
Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than the above percentage and arrangements satisfactory to the Representative and the Company for the purchase of such Common Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be paid by the Company pursuant to Section 5 hereof and except to the extent provided in Section 8 hereof.

         If applicable, in the event that Common Shares to which a default relates are to be purchased by the nondefaulting entities or by another party or parties, you or the Company shall have the right to postpone the First Closing Date or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve you or a defaulting Underwriter from liability for its default.

         SECTION 10. Effective Date. This Agreement shall become effective immediately as to Sections 5, 8, 11 and 12 and, as to all other provisions, (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 4:30 p.m., California Time, on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 4:30 p.m., California Time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine as indicated by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section 10, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of telegrams (i) advising the Underwriters that the Common Shares are released for public offering or (ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

         SECTION 11. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

         (a) This Agreement may be terminated by the Company by notice to you, or by you by notice to the Company, at any time prior to the time this Agreement shall become effective as to all of its provisions, and any such termination shall be without liability on the part of the Company to you or any Underwriter (except for the expenses to be paid or reimbursed by the Company pursuant to Section 5 hereof and except to the extent provided in Section 8 hereof) or of you or any Underwriter to the Company (except to the extent provided in Section 8 hereof).

         (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company (i) if trading in the Company's Common Stock or other securities shall have been suspended by the Commission or any securities exchange or market or additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over-the-counter market by the NASD, or trading in securities generally shall have been suspended on either such exchange or market, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in your judgment, to affect materially and adversely the marketability of the Common Shares, (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein in light of the circumstances under which they were made, not misleading in any material respect, or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or the transactions contemplated therein which, in your reasonable judgment, is reasonably likely to materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this subsection (b) shall be without liability on your part or the part of any Underwriter to the Company or on the part of the Company to you or any Underwriter, except for expenses to be paid or reimbursed by the Company pursuant to Section 5 hereof (which shall not be required to be paid upon termination pursuant to clause (i) or (ii) above) and except to the extent provided in Section 8 hereof.

         SECTION 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the parties hereto and of their respective officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company or any of their respective partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

         SECTION 13. Notices. All communications hereunder shall be in writing and, if sent to the Representative shall be mailed, delivered or telegraphed and confirmed to you at Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street North, Arlington, Virginia 22209 Attention: James C. Neuhauser, with a copy to Manatt, Phelps & Phillips LLP, 11355 West Olympic Boulevard, Los Angeles, California 90064, Attention: Paul H. Irving, Esq.; and if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company at 21031 Ventura Boulevard, Woodland Hills, California 91364, Attention: Joel R. Schultz, President, with a copy to Jeffer, Mangels, Butler & Marmaro, LLP, 2121 Avenue of the Stars, 10th Floor, Los Angeles, California

90067, Attention: Catherine De Bono Holmes, Esq. The Company or you may change the address for receipt of communications hereunder by giving notice to the other.

         SECTION 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the officers and directors and controlling persons referred to in Section 8, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. Notwithstanding the foregoing, this Agreement shall not be assignable by the parties. The term "successors" shall not include any purchaser of the Common Shares from the Underwriters as such, merely by reason of such purchase.

         SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make the remainder of this Agreement valid and enforceable.

         SECTION 16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

         SECTION 17. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

         In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and you.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement between the Company and the Underwriters, all in accordance with its terms.

                                   Very truly yours,

                                   PACIFIC UNITED GROUP, INC.



                                   By:__________________________________________
                                   Name: Joel R. Schultz
                                   Title:  President and Chief Executive Officer

The foregoing Underwriting Agreement
is hereby confirmed and accepted by us
in Los Angeles, California as of the date first above written.

FRIEDMAN, BILLING, RAMSEY & CO., INC.
(if applicable, acting as Representative of the several Underwriters in the attached Schedule A)

By:_________________________
Name:
 Title: